UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In conjunction with the Registrant’s debt consolidation initiatives begun in September, 2017, the Registrant entered into an Allonge with a noteholder on June 7, 2018 to prepay principal and interest on a $200,000 note bearing 10% interest over two separate payments, the final payment, equal to $108,000 was due on July 3, 2018.

To facilitate this final payment, Registrant entered into a Security Purchase Agreement and Convertible Promissory note dated July 2, 2018, and funded on July 3, 2018 in the net amount of $200,000. The lender was Eagle Equities, LLC. The new note carries an 8% interest rate, and has a maturity date of twelve (12) months from the date of execution. Should the Note not be paid in full prior to maturity, any remaining balance would be convertible into the Registrant’s common stock at a discount to market.

By retiring the last remaining note held by a 3rd party, the Registrant and Eagle have successfully completed their debt consolidation. Eagle has verbally committed to continue to fund Registrant operations, including the launch of Nightfood ice cream, the licensing rollout of Half-Baked snacks, both THC-infused and other, and a development of a proprietary nutritional technology related to the recreational marijuana market heretofore referred to as “Project X”.

The forgoing is a summary of the notes and securities purchase agreements and is qualified in its entirety by the notes and security purchase agreements, which are exhibits hereto.

Item 8.01 Other Events.

The Registrant successfully obtained the rights to the United States Registered Trademark of “The Half-Baked Cookie Company”, Registration Number 4,424,408. This action was taken in direct response to comments by the United States Patent & Trademark Office that the possibility existed for confusion in the marketplace between snacks bearing the “Half-Baked” trademark for which MJ Munchies, Inc. had recently applied, and the existing Half-Baked Cookie Company trademark.

The concern about possible confusion between these two marks was the only reason given by the USPTO for not previously issuing the registration for “Half-Baked”. Since the Registrant has now acquired the Trademark that was cited as one that might cause confusion in the marketplace, it is expected that the final approval will be issued by the USPTO shortly.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Eagle Securities Purchase Agreement dated July 2, 2018
10.2	Eagle Note dated July 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

July 5, 2018	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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